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              [LETTERHEAD of Vorys, Sater, Seymour and Pease LLP]

                                                                     Exhibit 5.3

                                January 28, 2003

Scot Lad-Lima, Inc.
The Midland Grocery Company
Spring Lake Merchandise, Inc.
23000 Roundy Drive
Pewaukee, Wisconsin 53072


     We have acted as special local counsel for Scot Lad-Lima, Inc., an Ohio corporation ("Scot Lad-Lima"), The Midland Grocery Company, an Ohio corporation ("Midland"), and Spring Lake Merchandise, Inc., an Ohio corporation ("Merchandise" and, together with Scot Lad-Lima and Midland, the "Guarantors"), in connection with the Guarantors proposed guarantees, along with guarantees issued by the other guarantors under the Indenture (as defined below), of $75,000,000 in aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2012, Series B (the "Exchange Notes"). The Exchange Notes are to be issued by Roundy's, Inc., a Wisconsin corporation (the "Issuer"), pursuant to a Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the "Commission") on January 28, 2003, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as supplemented or amended to the date hereof, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"), as well as by other guarantees issued by other guarantors under the Indenture. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of June 6, 2002, among the Issuer, the Guarantors and BNY Midwest Trust Company (the "Indenture").

In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, the following (and only the following): (i) copies of the Articles of Incorporation and the Regulations of the Guarantors, as provided to us by counsel to the Issuer on January 24, 2003 and January 27, 2003, respectively, (ii) copies of the resolutions adopted by the Board of Directors of each of the Guarantors with respect to the issuance of the Guarantees, as provided to us by counsel to the Issuer on January 24, 2003,
(iii) Certificates of Good Standing, dated January 23, 2003, issued by the Secretary of State of the State of Ohio, with respect to each of the Guarantors, and (iv) the Indenture.

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              [LETTERHEAD of Vorys, Sater, Seymour and Pease LLP]

Scot Lad-Lima, Inc.
The Midland Grocery Company
Spring Lake Merchandise, Inc.
January 28, 2003
Page 2




     In our examinations, we have assumed (i) the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies and the authenticity of such originals of such latter documents; (ii) the due authorization, completion, execution, and acknowledgment as indicated thereon and delivery by all parties thereto, except for the Guarantors, of all documents and instruments (including, without limitation, the Indenture) and of the consideration recited therein; (iii) that each of the parties, other than the Guarantors, to the Indenture has the full power, authority and legal right under its charter and other governing documents, corporate, trust or other (as appropriate) legislation, and applicable laws and regulations to execute and perform its obligations under all documents and instruments executed by it in connection with the transactions which are the subject of the Indenture and the Registration Statement; (iv) that the Indenture constitutes the legal, valid and binding obligation of each of the parties thereto, enforceable against each in accordance with its terms; and (v) that the Articles of Incorporation and the Regulations of each of the Guarantors and the resolutions adopted by the Board of Directors of each of the Guarantors reviewed by us have not been amended, modified or rescinded, and no action in contemplation of the dissolution or liquidation of any of the Guarantors has been taken by any of the shareholders, directors or officers of any of the Guarantors.

     We have made no examination of the character, organization, activities or authority of any party, other than the Guarantors, to the Indenture or any other document, agreement or instrument which might have any effect upon our opinions expressed herein, and we have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.

     As used herein, the phrase "duly authorized" refers and is limited to the Ohio General Corporation Law and the Articles of Incorporation and the Regulations of each Guarantor.

     Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

     1. Each of the Guarantors is a corporation existing and in good standing under the laws of the State of Ohio.

     2. Each of the Guarantors has the requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

     3. The execution and delivery of the Indenture by each of the Guarantors, and the performance of its obligations thereunder, has been duly authorized by each such Guarantor, and does not conflict with such Guarantor's Articles of Incorporation



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              [LETTERHEAD of Vorys, Sater, Seymour and Pease LLP]

Scot Lad-Lima, Inc.
The Midland Grocery Company
Spring Lake Merchandise, Inc.
January 28, 2003
Page 3




         or Regulations or any applicable provision of state law or require any consent of any governmental authority.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         The opinions expressed above are subject to the following additional qualifications:

         We express no opinion as to (i) the enforceability of the Indenture or
(ii) the availability or realization of any of the remedies provided for or otherwise set forth therein or applicable thereto.

         All of our opinions are subject to the limitations, if any, of Title 11 U.S.C., as amended, and of the applicable insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by principles of equity. In addition, certain remedial and other provisions of the Indenture may be limited by (i) implied covenants of good faith, fair dealing and commercially reasonable conduct, (ii) judicial discretion, in the instance of multiple or equitable remedies, and (iii) public policy considerations or court decisions which may limit the rights of parties to obtain indemnification or contribution or to receive compensation in excess of actual loss or reasonable expenses.

         We have not conducted requisite factual or legal examinations, and accordingly we express no opinion, with respect to the application, if any, of laws concerning or promulgated by (a) industries the operations, financial affairs or profits of which are regulated by the United States or the State of Ohio, to wit, banks and thrift institutions, insurance and utilities under Title 49 of the Revised Code of Ohio ("R.C."); (b) fraudulent dispositions or obligations (Chapter 1336, R.C. and Section 1313.56, R.C.); (c) federal, state or foreign securities laws or compliance with any disclosure requirement or any prohibition against fraud or misrepresentation; (d) political subdivisions of the State of Ohio; or (e) any taxes or tax effects.

         The opinions expressed herein are limited to the laws of the State of Ohio having effect on the date hereof, and we express no opinion as to the laws of any other jurisdiction.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time

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              [LETTERHEAD of Vorys, Sater, Seymour and Pease LLP]

Scot Lad-Lima, Inc.
The Midland Grocery Company
Spring Lake Merchandise, Inc.
January 28, 2003
Page 4





in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

         This letter may be relied upon by the addressees only for the purpose cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) the opinions express herein may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose other than for the purpose set forth hereinabove; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, private placement memorandum or other similar document other than as set forth above in connection with the Registration Statement; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. The foregoing notwithstanding, Kirkland & Ellis, counsel to the Issuer, may rely on this opinion to the same extent as if it were an addressee hereof.

                                       Respectfully submitted,

                                       VORYS, SATER, SEYMOUR AND PEASE LLP

                                       /s/ Vorys, Sater, Seymour and Pease LLP